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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                   (Mark One)
                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                          Date of report April 19, 2000


                         Commission file number 0-25135

                                 REDDING BANCORP
             (Exact name of Registrant as specified in its charter)

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

                                       California                                                  94-2823865
             (State or other jurisdiction of incorporation or organization)           (I.R.S. Employer Identification No.)
                                 1951 Churn Creek Road
                                    Redding, Bancorp                                                 96002
                        (Address of principal executive offices)                                   (Zip Code)
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       Registrant's telephone number, including area code: (530) 224-3333

        Securities registered pursuant to Section 12(b) of the Act: None

                    Securities registered pursuant to Section
                               12(g) of the Act:
                      Common Stock, no par value per share

              Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]



   Indicate the number of shares outstanding of each of the issuer's class of common stock, as of the latest practicable date. March 31, 2000: 2,618,553



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           Item 5. Other Events


           Press release for the following (article attached):

           Redding Bancorp, Parent Company of Redding Bank of Commerce Announces 2000 First quarter earnings

                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              /s/ Linda J. Miles

                                              BY: Linda J. Miles
                                              Executive Vice President & Chief
                                              Financial Officer

Redding Bancorp (RDDB)
Company Press Release
                                                 For information contact:
                                            Russell L. Duclos, President & CEO
                                                 Phone (530) 224-7326, or
                                         Linda J. Miles, Chief Financial Officer
                                                   Phone (530) 224-7318
                                                www.reddingbankofcommerce.com
For immediate release:

Redding Bancorp, Parent Company of Redding Bank of Commerce
Announces First Quarter 2000 Earnings

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REDDING, California, April 14, 2000/ PRNewswire -- Russell L. Duclos, President
& CEO of Redding Bancorp, Parent Company of Redding Bank of Commerce today announced net income of $1,165,000 or $0.41 per diluted share, for the first quarter ended March 31, 2000, a 30% increase over 1999 net income of $899,000 or $0.31 per diluted share.

Net interest income of $2,878,000 for the quarter ended March 31, 2000 reflected an 11% increase, compared with $2,589,000 for the same period in the prior year. The increase in net interest income was $215 million compared to $203 million for the comparable period a year ago. The improvement reflects both a volume and rate increase in loans partially offset by higher cost funding, reflecting growth in the construction and commercial real estate portfolio.

Russell L. Duclos, President & CEO of Redding Bank of Commerce, announced "Our loan growth continues to be very strong with an increase of $28


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million (18.8 percent) over the prior year. This success has prompted us to expand our current loan production office in Roseville, California to a full service banking facility. Regulatory approval was effective on April 10, 2000. We anticipate full operation of our Roseville Banking Center in July of this year."

Total assets increased approximately 3.7% to $241,018,000 at March 31, 2000, compared with $232,519,000 at December 31, 1999. Total deposits increased to $205,600,000 at March 31, 2000, compared with $198,323,000 at December 31, 1999.

Redding Bancorp's return on average equity was 18.13% at March 31, 2000, compared with 14.79% at March 31, 1999. Return on average assets was 1.99% at March 31, 2000, compared to 1.63% at March 31, 1999.

Redding Bancorp, located in Redding California is a bank holding company that owns Redding Bank of Commerce, a federally insured California banking corporation, which opened on October 22, 1982. Redding Bank of Commerce has two full service offices in Redding, California and operates a loan production office in the community of Roseville, California.

                                 Redding Bancorp
                             Selected Financial Data
       (Dollar Amounts in Thousands, Except per Share amounts, Unaudited)
                                       At
                               Three Months Ended
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                                          3/31/00              3/31/99
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
Interest Income:
  Net Interest Income                    $ 2,878              $ 2,589
  Provision for Loan Losses              $     0              $    25
                                         -------              -------
  Net Interest Income after
     Provision for Loan Losses           $ 2,878              $ 2,564

Noninterest Income:
  Service Charges                        $    53              $    73
  Credit Card Income, net                $   470              $   415
  Other Income                           $   212              $   193
  Gain(loss) on sale of                  $   (59)             $     0
                                         -------              -------
      Investment securities
     Total Operating Income              $   676              $   681

Noninterest Expense:
  Compensation & benefits                $   900              $   963
  Occupancy & Equipment                  $   268              $   229
  Data Processing &                      $   134              $   223
      Professional Fees
  Other Expenses                         $   350              $   341
                                         -------              -------
      Total Other Expenses               $ 1,652              $ 1,756

Income from Operations                   $ 1,902              $ 1,489
   Income Tax Provision                  $   737              $   590
                                         -------              -------
            Net Income                   $ 1,165              $   899
                                         =======              =======

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                                      At or for the three months ended         At or for the three months ended
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Key Financial Ratios                   03/31/00             03/31/99             12/31/99             12/31/98
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
Net income per share- basic            $0.44                $0.33                $ 1.64               $ 1.51
Net income per share- diluted          $0.41                $0.31                $ 1.52               $ 1.42

Net Interest Margin                     5.35%                5.10%                 5.15%                5.57%

Return on Average Equity               18.13%               14.79%                 17.60%              18.04%
Return on Average Assets                1.99%                1.63%                  1.91%               1.98%


Total Assets                           $241,018,000         $223,372,000         $232,519,000          $216,085,000
Loans Receivable, net                  $173,893,000         $147,733,000          169,845,000           144,967,000
Deposits                               $205,600,000         $195,080,000          198,323,000           188,621,000
Shareholders' Equity                   $26,439,000          $25,476,000            26,059,000            24,654,000
Book Value per share                      $11.23               $10.66               $ 10.99               $ 10.37
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